UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2010 (November 16, 2010)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition

On November 16, 2010, Vanguard Natural Resources, LLC (the “Company”) and its wholly-owned subsidiary, Vanguard Natural Gas, LLC (“VNG”), entered into a Purchase Agreement (the “Purchase Agreement”) with Denbury Resources Inc. (“Denbury”), Encore Partners GP Holdings LLC, Encore Partners LP Holdings LLC and Encore Operating, L.P. (collectively, the “Encore Selling Parties” and, together with Denbury, the “Selling Parties”) to acquire (the “Acquisition”) all of the member  interest in Encore Energy Partners GP LLC (“ENP GP”), the general partner of Encore Energy Partners LP (“ENP”) and 20,924,055 common units representing limited partnership interests in ENP (the “ENP Units”) for aggregate consideration of $380.0 million (the “Consideration”).  Upon completion of the Acquisition, the Company would indirectly own a 1.10% general partner interest in ENP and approximately 46% of ENP’s outstanding common units.  At the election of VNG, in its sole discretion, VNG may pay up to $80.0 million of the Consideration in common units representing limited liability company interests in the Company (“Company Units”) at a price of $25.50 per Company Unit (the “Optional Equity Consideration”).  Simultaneously with the execution of the Purchase Agreement, the Company placed $20.0 million of the Consideration in escrow to be paid to the Selling Parties upon closing of the Acquisition.

ENP is a publicly-traded Delaware limited partnership engaged in the acquisition, exploitation, and development of oil and natural gas properties. ENP’s properties and oil and natural gas reserves are located in the Big Horn Basin in Wyoming and Montana; the Permian Basin in west Texas and New Mexico; the Williston Basin in North Dakota and Montana; and the Arkoma Basin in Arkansas and Oklahoma.  ENP GP owns a 1.10% general partnership interest in ENP.

The Company intends to finance the Acquisition with (i) $175.0 million in borrowings under a term loan with BNP Paribas Securities Corp. (“BNP Paribas”), as further described below, (ii)  approximately $125.0 million in borrowings under the Company’s reserve-based credit facility and (iii) either (a) the issuance by the Company of the Optional Equity Consideration or (b) obtain financing for the remaining $80.0 million of the Consideration through alternative means.  The Company expects the Acquisition to close on or about December 31, 2010, subject to the satisfaction of the other closing conditions of the parties, as further described below.

The Optional Equity Consideration would be made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.  In connection with issuing the Optional Equity Consideration, the parties will enter into a registration rights agreement, a form of which is attached to the Purchase Agreement as Exhibit 1.2(a)(viii) (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company has agreed to register for resale the Optional Equity Consideration promptly upon a request made by the Selling Parties after July 31, 2011 and has agreed, subject to certain limitations, to allow the Selling Parties to participate in certain offerings that the Company may conduct in the future.  The parties have also agreed that Denbury will not sell any Company Units issued as Optional Equity Consideration until July 31, 2011; provided that beginning on July 1, 2011, Denbury may make sales of a portion of the Optional Equity Consideration, in compliance with and pursuant to the provisions of Rule 144 promulgated under the Securities Act of 1933 applicable to an “affiliate” as defined therein.

The Purchase Agreement contains customary representations, warranties and covenants between the parties.  Closing of the Acquisition is also conditioned upon the receipt of amendments and/or waivers of certain provisions of ENP’s and Denbury’s credit facility, the resignation of certain officers and directors of ENP GP and certain other customary closing conditions.

At the closing of the Acquisition, the Company will adopt policies relating to the conflicts of interest among the Company, ENP GP and ENP (the “Conflicts Policy”).  The Conflicts Policy will address (i) standards for independence and separateness of the Boards of Directors of the Company, ENP GP and the Conflicts Committees of the respective Boards of Directors in the event of a material transaction between either the Company, on one hand, and ENP on the other hand, and (ii) procedures for the apportionment of business opportunities between the Company and ENP.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1, which is incorporated by reference into this Item 1.01.  The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.1 hereto.

Term Loan

Concurrent with the execution of the Purchase Agreement, VNG entered into a $175.0 million term loan agreement (the “Term Loan”) with BNP Paribas, as administrative agent, and the lenders party thereto.  VNG intends to draw down $175.0 million in connection with the closing of the Acquisition and use the proceeds from such incurrence, net of transaction costs and loan fees, to fund a portion of the Consideration.

Borrowings under the Term Loan shall be comprised entirely of ABR Loans or Eurodollar Loans as VNG may request.  Interest on  ABR Borrowings (as defined in the Term Loan) under the Term Loan is payable quarterly on the last day of each March, June, September and December and accrues at a rate per annum equal to 6.50% plus the greater of (a) the Prime Rate (as defined in the Term Loan) in effect on such day, (b) the Federal Funds Effective Rate (as defined in the Term Loan) in effect on such day plus ½ of 1%, and (c) the Adjusted LIBO Rate (as defined in the Term Loan) in effect on such day plus 2%.    Interest on Eurodollar Borrowings (as defined in the Term Loan) is payable on the last day of the Interest Period (as defined in the Term Loan) applicable to such borrowing, and in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and accrues at a rate per annum of 5.50% plus the Adjusted LIBO Rate (as defined in the Term Loan) for the Interest Period in effect for such borrowing.  Amounts outstanding under the Term Loan may be prepaid prior to maturity, together with all accrued and unpaid interest relating to the amount prepaid, without prepayment penalty.   The Term Loan contains various covenants, including restrictions on liens, restrictions on incurring other indebtedness without the lenders’ consent and restrictions on entering into certain transactions.  The Term Loan matures the earlier of  the first anniversary of the Effective Date (as defined in the Term Loan) or the date following both the completion of VNG’s merger with ENP and VNG’s execution and delivery of a new or amended and restated revolving credit facility replacing VNG’s current reserve-based credit facility.

Amounts outstanding under the Term Loan are secured by a second priority lien on all assets of VNG and its subsidiaries securing VNG's current reserve-based credit facility (other than VNG’s interest in ENP GP and the ENP Units) and a first priority lien on VNG’s interest in ENP GP and the ENP Units.   Lien subordination and intercreditor provisions which are usual and customary for transactions of this type will be provided for in the Intercreditor Agreement (as defined in the Term Loan).

A copy of the Term Loan is attached hereto as Exhibit 10.1, which is incorporated by reference into this Item 1.01.  The foregoing summary of the Term Loan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Third Amendment to Second Amended and Restated Credit Agreement

On November 16, 2010, in connection with the Term Loan and the Acquisition, VNG entered into a Third Amendment (the “Third Amendment”) to the Second Amended and Restated Credit Agreement dated August 31, 2009, as amended, among VNG, as borrower, the lenders party thereto (the “Lenders”) and Citibank, N.A., as administrative agent (the “Credit Agreement”).  The Third Amendment provides certain amendments and modifications to the Credit Agreement to allow VNG to incur indebtedness under, and grant the related security interests for, the Term Loan.  Such amendments and modifications include the granting of a second priority lien on VNG’s interests in ENP GP and the ENP Units.

In addition to the existing first priority liens on the assets of VNG and its subsidiaries, amounts outstanding under the Credit Agreement will also be secured by a second priority lien on VNG’s interest in ENP GP and the ENP Units.   Lien subordination and intercreditor provisions which are usual and customary for transactions of this type will be provided for in the Intercreditor Agreement (as defined in the Third Amendment). The obligation of Citibank, N.A., as administrative agent, to enter into the Intercreditor Agreement is subject to several conditions, including (i) the Term Loan being funded and (ii) VNG having closed the Acquisition.

A copy of the Third Amendment is attached hereto as Exhibit 10.2, which is incorporated by reference into this Item 1.01.  The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above under the headings “Term Loan” and “Third Amendment to Second Amended and Restated Credit Agreement” are incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 17, 2010, the Company issued a press release announcing the Acquisition.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2. of Form 8-K, the information presented herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

 Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 2.1
Purchase and Sale Agreement, dated November 16, 2010 among Vanguard Natural Resources, LLC, Vanguard Natural Gas, LLC, Denbury Resources Inc., Encore Partners GP Holdings LLC, Encore Partners LP Holdings LLC and Encore Operating, L.P.

Exhibit 10.1	Term Loan, dated November 16, 2010 by and between Vanguard Natural Gas, LLC and BNP Paribas, as administrative agent, and the lenders party thereto.

Exhibit 10.2	Third Amendment to Second Amended and Restated Credit Agreement, dated November 16, 2010 by and between Vanguard Natural Gas, LLC, Citibank, N.A., as administrative agent and the lenders party hereto

Exhibit 99.1	Press Release, dated November 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
November 17, 2010

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 2.1
Purchase and Sale Agreement, dated November 16, 2010 among Vanguard Natural Resources, LLC, Vanguard Natural Gas, LLC, Denbury Resources Inc., Encore Partners GP Holdings LLC, Encore Partners LP Holdings LLC and Encore Operating, L.P.

Exhibit 10.1	Term Loan, dated November 16, 2010 by and between Vanguard Natural Gas, LLC and BNP Paribas, as administrative agent, and the lenders party thereto.

Exhibit 10.2	Third Amendment to Second Amended and Restated Credit Agreement, dated November 16, 2010 by and between Vanguard Natural Gas, LLC, Citibank, N.A., as administrative agent and the lenders party hereto

Exhibit 99.1	Press Release, dated November 17, 2010